Exhibit 4.1

SPECIMEN STOCK CERTIFICATE

Incorporated Under The Laws Of The State Of Delaware
XX XX
Galleria Co.
THIS CERTIFIES THAT XXXXXXXXXXXXXXXXX is the owner of XXXXXX (XXXX) fully paid and non-assessable shares of common stock of the par value of $XXX.XX each of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
WITNESS the seal of the Corporation and the signatures of its duly authorized officers.
Dated: XXXXXXXX
XXXXXXXX, XXXXXX
XXXXXXXX, XXXXXX